UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2015

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road
Suite B-101
Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On January 30, 2015, InsPro Technologies Corporation (the “Company”) and it subsidiary, InsPro Technologies, LLC (“InsPro LLC”, and together with the Company, the “Loan Parties”), entered into a Secured Convertible Promissory Note Purchase Agreement (the “Purchase Agreement”) with The Co-Investment Fund II, L.P. (“Co-Investment”) pursuant to which the Loan Parties issued a secured promissory note in the principal amount of $1,000,000 (the “Note”) to Co-Investment.  The Note accrues interest at a rate of 8% per annum and matures on June 30, 2016.  Upon the occurrence of the Company’s next equity financing in which the Company receives gross proceeds of at least $1,000,000 (excluding the conversion of the Note and other debt) (the “Financing”), the entire outstanding principal amount and accrued and unpaid interest (the “Conversion Amount”) on the Note is automatically converted into such number of shares of equity securities issued in the Financing at a conversion price equal to the price per share paid by the investors for such equity securities in the Financing.  If the Company consummates (i) a consolidation or merger with or into any other corporation, or any other corporate reorganization, where the stockholders prior to such consolidation, merger or reorganization, do not hold at least a majority of the voting power of the surviving entity in substantially the same proportions immediately after such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred, or (iii) a sale, lease, license or other disposition of all or substantially of the assets of the Company, each prior to the conversion or repayment in full of the Note, the Loan Parties will repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction.  Pursuant to the Note, the Loan Parties may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

Under the Note, an event of default includes, but is not limited to, (i) a default in payment of interest or principal on the Note, (ii) breach by the Loan Parties of any obligation under the Purchase Agreement or other agreement entered into between the Loan Parties and Co-Investment pursuant to the Purchase Agreement, which breach is not cured within five business days after receipt of notice of default, or (iii) commencement of any proceeding under any bankruptcy or any similar federal or state proceeding or an assignment for the benefit of creditors.  Generally, upon the occurrence of an event of default, the Note will become automatically due and payable in full.

In connection with the transactions contemplated by the Purchase Agreement, the Loan Parties also entered into (i) a Security Agreement for the benefit of Co-Investment pursuant to which the Loan Parties granted to Co-Investment a security interest in all of the assets of the Loan Parties except for intellectual property (the “Security Agreement”), and (ii) the Loan Parties and Atiam Technologies, L.P. (“Atiam”, and together with the Loan Parties, the “Borrowers”) entered into a Subordination Agreement with Co-Investment and Silicon Valley Bank pursuant to which Co-Investment subordinated to Silicon Valley Bank any security interest or lien that Co-Investment may have in the property of the Borrowers, and Co-Investment agreed that the obligations of the Loan Parties under the Purchase Agreement and the Note are subordinated in right of payment to all obligations of the Borrowers to Silicon Valley Bank (the “Subordination Agreement”).

The foregoing information is a summary of material terms of the Purchase Agreement, Note, Security Agreement and Subordination Agreement, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached as an exhibit to this Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of Registrant

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of, and the financial obligations created by, the Note.

Item 3.02       Unregistered Sale of Equity Securities

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference with respect to the terms and sale of the Note.  The sale of the Note was made pursuant to Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder, based in part on the representations made by Co-Investment therein.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits

10.1	Secured Convertible Promissory Note Purchase Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015.

10.2	Form of Secured Convertible Promissory Note due June 30, 2016.

10.3	Security Agreement by and among InsPro Technologies Corporation, InsPro Technologies, LLC and The Co-Investment Fund II, L.P., dated as of January 30, 2015.

10.4
Subordination Agreement by and among The Co-Investment Fund II, L.P., Silicon Valley Bank, InsPro Technologies Corporation, InsPro Technologies, LLC and Atiam Technologies L.P., dated as of January 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	February 3, 2015	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer and Chief Operating Officer